EXHIBIT 2

Item 4 of Amendment No. 3 to Schedule 13D, filed by Casablanca on April 21, 2014

On April 21, 2014, Casablanca Capital LP ("Casablanca") sent a letter (the "April 21 Letter") to the board of directors (the "Board") of the Issuer requesting that the Issuer hold its annual meeting of shareholders on or before June 4, 2014 and announcing its intent, should the Issuer fail to set a prompt date for the annual meeting, to commence a consent solicitation to call a special meeting of the Issuer's shareholders for the election of directors. In the April 21 Letter, Casablanca also expressed its frustration with the Board's failure to reach a settlement with Casablanca within an agreed framework and voiced its opinion that the Board's decision to delay the Issuer's annual meeting is an unacceptable act of entrenchment and a further demonstration of the Board's lack of leadership and vision for the Issuer. Casablanca also issued a press release (the "April 21 Press Release") containing the full text of the April 21 Letter. The foregoing summary of the April 21 Press Release and April 21 Letter is qualified in its entirety by reference to the full text of the April 21 Press Release, which contains the full text of the April 21 Letter, a copy of which is attached hereto as Exhibit 11 and is incorporated by reference herein.

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, “CASABLANCA") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA, ROBERT P. FISHER, JR., CELSO LOURENCO GONCALVES, PATRICE E. MERRIN, JOSEPH RUTKOWSKI AND GABRIEL STOLIAR (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (877) 274-8654.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON MARCH 6, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.